EXHIBIT 10.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

Warrant to Purchase	Warrant Number
14,423,076 shares	W-74

Warrant to Purchase Shares of Series D Preferred Stock

of

Kempharm, Inc.

THIS CERTIFIES that Deerfield Private Design Fund III, L.P. or any subsequent holder hereof (“Holder”) has the right to subscribe for and acquire from Kempharm, Inc., a Delaware corporation (the “Company”) (i) prior to the Mandatory Conversion Time (as defined below), Fourteen Million Four Hundred Twenty-Three Thousand Seventy-Six (14,423,076), fully paid and nonassessable shares of the Company’s Series D Convertible Preferred Stock, no par value (“Series D Preferred Stock”), and (ii) to the extent unexercised at the Mandatory Conversion Time (as defined below), from and after the Mandatory Conversion Time a number of fully paid and nonassessable shares of the Company’s Common Stock, no par value (“Common Stock”), equal to the Common Stock Amount (as defined below) (such shares of Series D Preferred Stock or Common Stock, as the case may be, issuable upon exercise of this Warrant, the “Shares”), subject to the terms set forth herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below).

Holder agrees with the Company that this Warrant to Purchase Shares of the Company (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1. Date of Issuance and Term.

This Warrant shall be deemed to be issued on June 2, 2014 (“Date of Issuance”). The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on June 2, 2024 (the “Term”). This Warrant was issued in conjunction with that certain Facility Agreement (the “Facility Agreement”) by and among the Company and Deerfield Private Design Fund III, L.P., dated June 2, 2014, entered into in conjunction herewith.

Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of Shares upon exercise of this Warrant to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.985% of the total number of the shares of Common Stock then issued and

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outstanding (the “9.985% Cap”)); provided that the 9.985% Cap shall not apply to the extent that shares of Common Stock are not deemed to constitute “equity securities” pursuant to Rule 13d-1(i) under the Exchange Act and, provided further, that the 9.985% Cap shall not apply to an exercise effected following receipt of a Major Transaction Notice (as defined below) in respect of a Major Transaction (as defined below) described in Section 5(c)(i)(A) below in which the Company is not the surviving entity until consummation or abandonment of such Major Transaction.

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

For purposes hereof:

“Business Day” means a day other than a day on which commercial banks are authorized or required by law to close in the City of New York.

“Common Stock Amount” means a number of shares of Common Stock of the Company equal to (x) the number of shares of Series D Preferred Stock issuable upon a full Cash Exercise of this Warrant immediately prior to the Mandatory Conversion Time, multiplied by (y) the Per Share Underlying Common Amount at such time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the fair market value as mutually determined by the Company and the Required Holders (as defined below), subject to the dispute resolution provisions set forth in Section 3(b) below.

“Holder” means Deerfield Special Situations International Master Fund, L.P. and any transferee or assignee pursuant to the terms of this Warrant.

“Initial Warrantholders” shall mean the initial Holders of this Warrant and the initial holders of the other Warrants issued pursuant to the Facility Agreement.

“Investor Agreements” shall mean the Right of First Refusal and Co-Sale Agreement, dated as of June 2, 2014, by and among the Company and the stockholders party thereto, the Investors’ Rights Agreement (the “Investor Rights Agreement”), dated as of June 2, 2014, by and among the Company and the stockholders party thereto, and the Voting Agreement, dated as of June 2, 2014, by and among the Company and the stockholders party thereto.

“Mandatory Conversion Time” means the time of any mandatory conversion of the shares of Series D Preferred Stock required by the Company’s certificate of incorporation (as it may be amended or restated from time to time (the “Charter”)).

“Per Share Underlying Common Amount” means the number of shares of Common Stock, at any relevant time, that would be issuable upon conversion of one share of Series D Preferred Stock, reflected as a fraction to the third decimal.

“Required Holders” means holders of a majority in interest of the Warrants.

2. Exercise.

(a) Manner of Exercise. During the Term, this Warrant may be Exercised as to all or any lesser number of whole Shares covered hereby (the “Warrant Shares”) by sending the Exercise Form attached hereto as Exhibit A (the “Exercise Form”) duly completed and executed, for each Share as to which this Warrant is Exercised, at the office of the Company, 2656 Crosspark Road, Suite 100, Coralville, IA 52441, or at such other office or agency as the Company may designate in writing, by overnight mail, facsimile (319) 665-2577, or electronic mail (rjohnson@kempharm.com) (such exercise hereinafter called the “Exercise” of this Warrant).

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(b) Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the date that the Exercise Form attached hereto as Exhibit A, completed and executed, is sent to the Company (whether transmission by the Holder is by facsimile, electronic mail or mail), provided that the Exercise Price is satisfied, within two (2) Business Days thereafter. Upon delivery of the Exercise Form to the Company by electronic mail, facsimile or otherwise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been Exercised, irrespective of the date such Warrant Shares are issued or delivered. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Exercise Notice is delivered to the Company. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

(c) Delivery of Shares. Upon Exercise. Upon an exercise of this Warrant, within the Delivery Period (as defined below), the Company shall issue and deliver (or cause its transfer agent (the “Transfer Agent”)) to issue and deliver, if applicable), in accordance to the terms hereof to or upon the order of the Holder, that number of Shares for the portion of this Warrant exercised as shall be determined in accordance herewith. Upon the Exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all necessary action, including the instructions to and the costs associated with obtaining and delivering an opinion of counsel, if applicable, to assure that any such Transfer Agent shall, to the extent applicable issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at Exercise representing the number of Shares issuable upon such Exercise. “Delivery Period” means the period beginning on the Date of Exercise and ending (i) in the case of an exercise made prior to an IPO Event, fifteen (15) Business Days after such Date of Exercise and (ii) in the case of an exercise made after an IPO Event, three (3) Business Days after such Date of Exercise. “Exercise Shares” means the number of Shares that are issuable by the Company in respect of an exercise hereunder.

(d) Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect issuance or delivery of the Exercise Shares by the end of the Delivery Period (a “Delivery Failure”), the Holder will be entitled to revoke all or part of the relevant Exercise Form by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described herein shall be payable through the date notice of revocation or rescission is given to the Company (or until the date the applicable Exercise Shares are delivered, if earlier).

(e) Legends.

(i) Restrictive Legend. The Holder understands that, for so long as required pursuant to the Investor Agreements, the Exercise Shares shall contain the restrictive legends required pursuant to the terms of the Investor Agreements (the “IRA Legends”). The Holder further understands that following the later of the Mandatory Conversion Time and the IPO Event, until the Exercise Shares have been registered for resale under the Securities Act or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold is available, the Exercise Shares may bear a restrictive legend (the “Securities Legend”) or the Securities Legend shall apply, as applicable, in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT

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OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

(ii) Removal of Restrictive Legends. The Exercise Shares shall not contain the Securities Legend and no legend (other than the IRA Legends, if required under the Investor Agreements) shall apply, as applicable, restricting the transfer thereof: (A) while a registration statement covering the sale or resale of such security is effective under the Securities Act, or (B) following any sale of such Exercise Shares pursuant to Rule 144, or (C) if such Exercise Shares are eligible for sale under Rule 144(b)(1) without volume restriction, or (D) if transfer restrictions are not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). Upon request to the Company by Holder to remove the Securities Legend from any Exercise Shares or to issue Exercise Shares without the Securities Legend upon exercise of the Warrant, in either case based on an Unrestricted Condition being met, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the satisfaction of an Unrestricted Condition if required by the Company’s transfer agent to effect the issuance of the Exercise Shares without such restrictive legend or removal of the legend hereunder, subject, in respect of a legend removal request prior to effectiveness of a registration statement covering the resale of the Warrant Shares, receipt by such counsel of certification of the holder of the Exercise Shares that it is not at such time, and has not been during the previous three month period, an affiliate of the Company (a “Rule 144 Certification”). If an Unrestricted Condition is met at the time of issuance of the Exercise Shares, then such Exercise Shares shall be issued free of all legends (other than any IRA Legends required under the Investor Agreements). The Company agrees that following such time as an Unrestricted Condition is met or such legend is otherwise no longer required under this Section 2(e), it will, upon delivery of a written request to the Company by the holder of the Exercise Shares to remove the Securities Legend based upon an Unrestricted Condition being met, no later than the date (such date, the “Legend Removal Date”) that is the later of (A) three (3) Trading Days (or fifteen (15) Business Days if prior to an IPO Event) following the delivery by the holder to the Company or the Transfer Agent of the Exercise Shares, issued with such restrictive legend and (B) if (and only if) a Rule 144 Certification is required by the second sentence of this paragraph, two (2) Business Days after the date of delivery of the Rule 144 Certification to counsel to the Company, deliver or cause to be delivered to such holder the Exercise Shares free of all restrictive legends, and/or a confirmation (or electronic transfer) confirming in respect of such shares that it is free from all restrictive and other legends (other than any IRA Legends then required under the Investor Agreements).

(iii) Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from any securities as set forth in Section 2(e) above is predicated upon the Company’s reliance that the Holder will sell such Exercise Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or a valid exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f) Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise, of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Shares for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not Exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Shares; provided, however, as set forth in Section 2(b), Holder shall not be required to physically surrender this warrant if the Warrant is not exercised in full.

(g) Holder of Record. Each person in whose name any Warrant for Shares is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery or issuance of the Shares purchased upon the Exercise of this Warrant.

(h) Delivery of Electronic Shares. Following the Mandatory Conversion Time, in lieu of delivering physical certificates representing the Common Stock issuable upon Exercise or legend removal, or representing Failure Payment Shares, provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder, the Company shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon Exercise to the Holder by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (DWAC) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

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(i) Buy-In. Following the Mandatory Conversion time, in addition to any other rights available to the Holder, if the Company fails to cause its Transfer Agent to transmit to the Holder a certificate or certificates, or electronic shares through DWAC, representing the Exercise Shares pursuant to an Exercise on or before the Delivery Period, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times and (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise to cover the sale of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon Exercise of the Warrant as required pursuant to the terms hereof.

3. Payment of Warrant Exercise Price for Cash Exercise or Cashless Exercise; Cashless Major Exercise and Cashless Default Exercise.

(a) Exercise Price. The Exercise Price (“Exercise Price”) shall equal $0.78 per share (with respect to shares of Series D Preferred Stock) and, from and after the Mandatory Conversion Time shall equal the Exercise Price in effect immediately prior to the Mandatory Conversion Time divided by the prevailing Per Share Underlying Common Amount, subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.

Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i) Cash Exercise: The Holder may exercise this Warrant in cash, bank or cashier’s check, wire transfer or through a reduction of an amount of principal outstanding under any Notes (as defined in the Facility Agreement) in accordance with Section 2.3(b) of the Facility Agreement, then held by the Holder (a “Cash Exercise”); or

(ii) Cashless Exercise: The Holder, at its option, may exercise this Warrant in a cashless exercise transaction. In order to effect a Cashless Exercise, the Holder shall send to the Company (via overnight mail, electronic mail or facsimile) at its principal office a notice of cashless election, in which event the Company shall issue Holder a number of Shares computed using the following formula (a “Cashless Exercise”):

X = Y (A-B)/A

where:	X=	the number of Shares to be issued to Holder.

Y = the number of Shares for which this Warrant is being Exercised.

A = (i) prior to an IPO Event, the Fair Market Value of each Share and (ii) after an IPO Event the product of (x) the applicable Per Share Underlying Common Amount immediately following such Exercise multiplied by (y) the Market Price of one (1) share of Common Stock (for purposes of this Section 3(a)(ii),

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where “Market Price,” as of any date, means the Volume Weighted Average Price (as defined herein) of a share of the Company’s Common Stock during the ten (10) consecutive Trading Day period immediately preceding the date in question); provided, that if the Mandatory Conversion Time shall have occurred, such amount shall equal the Market Price of one (1) share of Common Stock.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”), or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the OTC Pink Market operated by the OTC Markets Group, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above (including because the Company’s Shares are not then listed on any principal securities exchange or trading market or any over the counter market), the Volume Weighted Average Price shall be the Fair Market Value for which the calculation of the Volume Weighted Average Price is required in order to determine the Exercise Price of such Warrants. “Trading Day” shall mean any day on which the Shares are traded for any period on the principal securities exchange or other securities market on which the Shares are then being traded or, prior to such time as the Shares are so traded, shall mean any Business Day.

For purposes of Rule 144 and sub-section (d)(3)(x) thereof, it is intended, understood and acknowledged that the Shares issuable upon Exercise of this Warrant in a Cashless Exercise transaction and the shares of Common Stock issuable upon conversion of such Shares shall be deemed to have been acquired at the time this Warrant was originally issued. Moreover, it is intended, understood and acknowledged that the holding period for the Shares issuable upon Exercise of this Warrant in a Cashless Exercise transaction and the shares of Common Stock issuable upon conversion of such Shares shall be deemed to have commenced on the date this Warrant was issued. As provided in Section 2(b), the Holder shall only be required to physically surrender this Warrant in the event that the Holder is exercising this Warrant in full.

(b) Dispute Resolution. In the case of a dispute as to the determination of the closing price, the Volume Weighted Average Price or the Fair Market Value or the arithmetic calculation of the Exercise Price, Market Price or any Major Transaction Warrant Early Termination Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Exercise Notice, or other event giving rise to such dispute, as the case may be, to the Holder. If the Required Holders and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (i) the disputed determination of the closing price, the Volume Weighted Average Price or the Fair Market Value or Major Transaction Early Warrant Early Termination Price to a nationally recognized, independent, reputable investment bank selected by the Company and approved by the Required Holders, which investment bank shall not have provided services to either the Company, the Holder or any of their respective Affiliates during the five-year period preceding the date of its selection, or (ii) the disputed arithmetic calculation of the Exercise Price, Market Price or any Major Transaction Warrant Early Termination Price to the Company’s independent, outside accountant. The Company shall exercise commercially reasonable efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Required Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error and the Company shall pay the fees and costs of such investment banker or accountant.

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4. Transfer. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

5. Adjustments Upon Certain Events.

(a) Participation. The Holder, as the holder of this Warrant, shall be entitled to receive from the Company such amount equal to the amount of dividends paid and distributions of any kind made to the holders of Series D Preferred Stock or Common Stock to the same extent as if the Holder had Exercised this Warrant into Shares (or, as applicable, had converted such Shares of Series D Preferred Stock into shares of Common Stock) and had held such Shares or conversion shares, as applicable, on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Shares or Common Stock, as the case may be.

(b) Recapitalization or Reclassification. If the Company shall at any time effect a stock split, payment of stock dividend, recapitalization, reclassification or other similar transaction of such character that the Shares (whether shares of Series D Preferred Stock or Common Stock) shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of Shares which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares by reason of such stock split, payment of stock dividend, recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Shares of any transaction described in this Section 5(b).

(c) Rights Upon Major Transaction.

(i) Major Transaction. In the event that a Major Transaction (as defined below) occurs, then the Holder, at its option, may require the Company to redeem all or any portion of the Holder’s outstanding Warrants in accordance with Section 5(c)(iii) below. In the event the Holder shall not have exercised any of its rights under the immediately preceding sentence within the applicable time periods set forth herein, then the Major Transaction shall be treated as an Assumption (as defined below) in accordance with Section 5(c)(ii) below. Notwithstanding anything herein to the contrary, the Holder may waive the above provisions of this Section 5(c) with respect to any Major Transaction and, without limitation, may elect to Exercise this Warrant prior to any Major Transaction.

Each of the following events shall constitute a “Major Transaction”:

(A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of shares of voting stock of the Company immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of voting stock or (b) no longer have the ability to elect a majority of the board of directors of the Company, or (2) as a result of which Shares or shares of voting stock shall be changed into (or the holders of Shares or shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of another entity (collectively, a “Change of Control Transaction”);

(B) the sale or transfer in one transaction or a series of related transactions of (i) all or substantially all of the assets of the Company to any Person or (ii) assets of the Company for a purchase price equal to more than 50% of the Applicable Value (as defined below);

(C) a third party purchase, tender or exchange offer made to the holders of outstanding Shares or shares of any class(es) or series capital stock, such that following such purchase, tender or exchange offer a Change of Control Transaction shall have occurred;

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(D) the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) affecting the Company;

(E) after an IPO Event the shares of Common Stock cease to be listed on any Eligible Market on which they are then listed or quoted and are not promptly re-listed or requoted on an Eligible Market;

(F) at any time after an IPO Event, the shares of Common Stock cease to be registered under Section 12 of the Exchange Act; or

(G) any “Event of Liquidation” occurs under the terms of the Charter;

provided, however, that, a Major Transaction or Change of Control shall not be deemed to have occurred solely as a result of the transfer of ownership of any shares of capital stock of the Company without the consent or agreement of the Company; provided that such proviso shall not apply to an event specified in subsection (G) of the definition of Major Transaction.

(ii) Assumption. The Company shall not enter into or be party to a Major Transaction that is to be treated as an Assumption pursuant to Section 5(c)(i), unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant, the Facility Agreement (and any notes issued thereunder) and provides registration rights comparable to those provided to the initial Holder under the Investor Rights Agreement, in accordance with the provisions of this Section (ii) (an “Assumption”) pursuant to written agreements and instruments (“Assumption Agreements”) necessary to effect such Assumption in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Major Transaction (such consents and approvals not to be unreasonably withheld or delayed), including the delivery to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants (the “Successor Warrant”), including, without limitation, representing the appropriate number of shares of the Successor Entity having the exercise rights contained herein (including but not limited to the prevailing aggregate Exercise Price at such time and underlying number and type of securities, based on the price per share or conversion ratio to be received by the holders of Shares in the Major Transaction) and containing the other rights set forth herein, in each case, reasonably satisfactory to the Required Holders; provided, however, that the Facility Agreement and any notes issued thereunder shall not be required as Assumption Agreements in the event the Company has prepaid all outstanding indebtedness (and all accrued interest) owed under the Facility Agreement. The provisions of this Section shall apply similarly and equally to successive Major Transactions and shall be applied without regard to any limitations on the exercise of this Warrant including any applicable ownership limitations. The Company shall not effect a Major Transaction that is being treated as an Assumption unless the Successor Warrant and other Assumption Agreements are issued and delivered to the Holder in accordance with the provisions hereof concurrently with the consummation of such Major Transaction and such issuance and delivery shall be an express written condition precedent to consummation of such Major Transaction.

(iii) Notice; Major Transaction Early Termination Right. At least twenty (20) days prior to the consummation or occurrence of any Major Transaction, but, in any event, within five (5) Business Days following the first to occur of (x) the date of the public announcement of such Major Transaction if such announcement is made before 4:00 p.m., New York City time, (y) the day following the public announcement of such Major Transaction if such announcement is made on and after 4:00 p.m., New York City time, or (z) the date of execution of the definitive agreement with respect to a Major Transaction, if such agreement is executed prior to an IPO Event, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Major Transaction Notice”). At any time during the period beginning after the Holder’s receipt of a Major Transaction Notice and ending five (5) Trading Days prior to the consummation of a Major Transaction (or portion thereof) described in Section 5(c)(i) (the “Early Termination Period”), the Holder may require the Company to redeem (an “Early Termination Upon Major Transaction”) all or any portion of this Warrant (without regard to any ownership limitations hereunder) by delivering written notice thereof (a “Major Transaction Early Termination Notice”) to the Company, which Major Transaction Early Termination Notice shall indicate the portion of the principal amount (the “Early Termination Principal Amount”) of the Warrant (by reference to the number of shares issuable upon a Cash Exercise of the Principal Amount) that the Holder is electing to have redeemed. The portion of this Warrant subject to redemption pursuant to this Section 5(c)(iii) (the “Redeemable Shares”), shall be redeemed by the Company at a price (the “Major Transaction Warrant Early Termination Price”) payable in cash equal to the “Black-Scholes Value” of the Early Termination Principal Amount determined by use of the Black-Scholes Option Pricing Model using the criteria set forth in Schedule 1 hereto (the “Black-Scholes Value”).

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(iv) Escrow; Payment of Major Transaction Warrant Early Termination Price. The Company shall not effect a Major Transaction that is being treated as an early termination unless it (1) either (a) shall first place into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing date of the Major Transaction (the “Major Transaction Escrow Deadline”), an amount of cash equal to the Major Transaction Warrant Early Termination Price or (b) obtains the written agreement of the Successor Entity that the payment of the Major Transaction Warrant Early Termination Price shall be made to the Holder concurrently with the consummation of such Major Transaction and such issuance or payment shall be a condition precedent to consummation of such Major Transaction; (2) in the case of a Major Transaction (or applicable portion) that is being treated as an Assumption, shall first cause the Successor Entity to issue and deliver the Successor Warrant and any applicable Assumption Agreements to the Holder in accordance with subsection (ii) above, and (3) in the event of a Major Transaction prior to an IPO Event with a Private Successor Entity that is not a Cash-Out Major Transaction and that is being treated as a redemption hereunder, causes the Successor Entity to provide the Holder with appropriate and reasonable access to information (subject to execution by the Holder of a non-disclosure agreement in customary and reasonable form) to determine the fair market value of its shares as per Schedule 1 hereto and to submit any dispute with the Holder as to such determination to a dispute resolution similar to that provided in Section 3(b) hereof. The Company shall, concurrently upon closing of such Major Transaction, pay or instruct the escrow agent to pay the Major Transaction Warrant Early Termination Price to the Holder.

(v) Injunction. In the event that the Company attempts to consummate a Major Transaction without (1) either (a) placing the Major Transaction Warrant Early Termination Price in escrow in accordance with subsection (iii) above, as applicable, (b) paying the Major Transaction Warrant Early Termination Price to the Holder prior to consummation of such Major Transaction, or (c) obtaining the written agreement of the Successor Entity described in subsection (iii) above; (2) in the case of a Major Transaction (or applicable portion) that is being treated as an Assumption, causing the Successor Entity to issue and deliver the Successor Warrant and any applicable Assumption Agreements to the Holder and (3) in the case of a Major Transaction with a Private Successor Entity that is not a Cash-Out Major Transaction and that is being treated as a redemption, causing the Successor Entity to take the actions described in subsection (iii) above, the Holder shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until such applicable required action is completed, in full.

An early termination required by this Section 5(c) shall have priority to payments to holders of capital stock in connection with a Major Transaction and to the extent an early termination required by this Section 5(c)(iii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Warrant by the Company, such early termination shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, until the Major Transaction Early Termination Price is paid in full, this Warrant may be exercised, in whole or in part, by the Holder into Shares, or in the event the Exercise Date is after the consummation of the Major Transaction, shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 5(c). The parties hereto agree that in the event of the Company’s early termination of any portion of the Warrant under this Section 5(c), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 5(c) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

For purposes hereof:

“Applicable Value” means (i) at any time that the Company is subject to the reporting requirements under the Exchange Act, (A) the product of (x) the number of issued and outstanding shares of Common Stock on the date the Company delivers the Major Transaction Notice multiplied by (y) the per share closing price of the Common Stock on such date plus (B) the amount of the Company’s debt as shown on the latest financial statements filed with the SEC (the “Current Financial Statements”) plus (C) the aggregate liquidation preference of each class of the Company’s preferred stock less (D) the amount of cash and cash equivalents of the Company as shown on the Current Financial Statements; and (ii) at any time that the Company is not subject to the reporting requirements under the Exchange Act, the book value of the Company’s assets as shown on the most recent financial statements of the Company.

9.

“Cash-Out Major Transaction” means a Major Transaction in which the consideration payable to holders of capital stock in connection with the Major Transaction (whether paid directly or in liquidation of the Company or as a distribution following such Major Transaction) consists solely of cash.

“Eligible Market” means the New York Stock Exchange, Inc., the NYSE Arca, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or the NYSE Alternext U.S.

“IPO Event” means the date on which shares of the Company become registered under the Securities Act of 1933, as amended.

“Mixed Major Transaction” means a Major Transaction in which the consideration payable to the shareholders of the Company consists partially of cash and partially of securities of a Successor Entity.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of a Major Transaction.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Private Successor Entity” means a Successor Entity that is not a Publicly Traded Successor Entity.

“Publicly Traded Successor Entity” means a Successor Entity that is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (as defined above).

“Qualified IPO” means the closing of the sale of shares of the Common Stock to the public at a price of at least $1.25 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, with at least $25,000,000 of gross proceeds to the Company and a listing of the Common Stock on the Nasdaq Stock Market or the New York Stock Exchange.

“Successor Entity” means any Person purchasing the Company’s assets or capital stock, or any successor entity resulting from such Major Transaction, or if the Warrant is to be exercisable for shares of capital stock of its Parent Entity (as defined above), its Parent Entity.

(d) Exercise Price Adjusted. As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3(a) of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as appropriately adjusted from time to time in accordance with the provisions of said subsection. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the aggregate Exercise Price in relation to the split adjusted and distribution adjusted price of the Shares.

(e) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Shares) then, wherever appropriate, all references herein to Shares shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(f) Adjustment of Exercise Price upon Issuance of Common Stock, Options, Convertible Securities, Etc.

10.

(i) If at any time after the Mandatory Conversion Time for so long as this Warrant is outstanding, the Company (x) issues or sells any Common Stock, Convertible Securities, warrants, or Options or (y) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, at or to an effective Per Share Selling Price (as defined below) which is less than the greater of (I) the closing sale price per share of the Common Stock on the principal securities exchange, trading market or quotation system on which shares of Common Stock are then traded, listed or quoted on the Trading Day immediately preceding such issue or sale (“Fair Market Price”), or (II) the Exercise Price, then in each such case the Exercise Price in effect immediately prior to such issue or sale date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Price or Exercise Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale. The foregoing provision shall not apply to any issuances or sales of Common Stock or Convertible Securities (i) pursuant to any Convertible Securities or Options currently outstanding on the date hereof in accordance with the terms of such Convertible Securities in effect on the date hereof provided that such securities have not been amended since the date hereof to directly or indirectly effectively reduce the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, or (ii) any Common Stock issued or issuable upon exercise of any options to employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer of employment), in each case in connection with any Approved Stock Plan (as defined below).

For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities or Options, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities or Options shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities or Options, and provided further that to the extent such Convertible Securities or Options expire or terminate unconverted or unexercised, then at such time the Exercise Price shall be readjusted as if such portion of such Convertible Securities or Options had not been issued.

For purposes of this Section 5(f), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Exercise Price shall be used.

(ii) Record Date. If the Company takes a record of the holders of Shares for the purpose of entitling them (1) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iii) Certain Definitions. For purposes of this Section 5(f), the following terms have the respective meanings set forth below:

“Approved Stock Plan” means any employee benefit plan which has been duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, pursuant to which the Company’s securities may be issued to any employee, consultant, advisor, officer or director (or any individual who has accepted an offer of employment) for services provided to the Company, and in all cases, providing for an Exercise Price that is at or above the fair market value (as defined in such Approved Stock Plan).

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

11.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company. In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of Convertible Securities or Options, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a transaction in which the purchase price or the conversion, exchange or exercise price is directly or indirectly subject to adjustment or reset based on a future date, future trading prices of the Common Stock, specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, or otherwise (but excluding standard stock split anti-dilution provisions or weighted-average anti-dilution provisions similar to that set forth herein, provided that any actual reduction of such price under any such security pursuant to such weighted-average anti-dilution provision shall be included and cause an adjustment hereunder), the Per Share Selling Price shall be deemed to be the lowest conversion, exchange, exercise or reset price at which such securities are converted, exchanged, exercised or reset or might have been converted, exchanged, exercised or reset, or the lowest adjustment, as the case may be, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities or Options which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

(g) Notice of Adjustments. Whenever the Exercise Price is adjusted pursuant to the terms of this Warrant, the Company shall promptly mail to the Holder a notice (an “Exercise Price Adjustment Notice”) setting forth the Exercise Price after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of Shares and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant. For purposes of clarification, whether or not the Company provides an Exercise Price Adjustment Notice pursuant to this Section 5(f), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holder would be entitled to receive a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Exercise Form.

(h) Failure of Qualified Public Offering to Occur. In the event that no Qualified Public Offering has occurred prior to the date that is thirty (30) days prior to the expiration of the Term, the Holder shall have the right, by prior written notice delivered via electronic mail, facsimile, regular mail or overnight delivery to the Company at least five (5) days prior to the expiration of the Term (the “Term Redemption Notice”) to require the Company to redeem this Warrant, on or prior to the date of the expiration of the Term, for an amount in cash equal to the excess, if any, of (x) the Underlying Share Fair Market Value, over the (y) the aggregate Exercise Price of all Shares underlying this Warrant at such time. For purposes hereof, “Underlying Share Fair Market Value” means the Fair Market Value of the remaining Shares issuable upon a Cash Exercise of this Warrant as of the date of the Term Redemption Notice. Within five (5) Business Days of receipt of a Term Redemption Notice, the Company shall submit its calculation of “Underlying Share Fair Market Value” and supporting documentation, to the Holder. Any dispute shall be handled in accordance with the dispute resolution mechanism set forth in Section 3(b). Notwithstanding anything herein to the contrary, the provisions of this Section 5(g) shall survive the expiration of the Term of this Warrant.

(i) Adjustments for Diluting Issuances. The number of shares of Common Stock (or the number and type of other securities, as applicable) issuable upon conversion of the shares of Series D Preferred Stock for which this Warrant is exercisable, are subject to adjustment, from time to time, in the manner set forth in the Charter as if the shares of Series D Preferred Stock for which this Warrant is exercisable were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth in the Charter relating to adjustments to the Common Stock (or the number and type of other securities) into which shares of Series D Preferred Stock are convertible in effect as of the date hereof may not be amended, modified or waived, without the prior written consent of the Required Holders unless such amendment, modification or waiver affects the rights associated with all shares of Series D Preferred Stock in the same manner. Nothing in this subsection (h) shall in any way derogate from any other rights of the Holder set forth herein.

12.

6. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of Shares. If, on Exercise of this Warrant, Holder would be entitled to a fractional Share or a right to acquire a fractional Share, such fractional share shall be disregarded and the number of Shares issuable upon Exercise shall be the next higher whole number of shares.

7. Authorized Share Capital.

From and after the date hereof, the Company shall procure (including by obtaining all corporate authorizations for issuance of warrants and the underlying securities, the exclusion of pre-emptive rights as well as waivers of any transfer restrictions) that, at all times, its authorized share capital shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price and for the conversion of all Shares issuable hereunder and payment of the exercise price applicable to such Shares. If at any time the amount of the authorized share capital of the Company is below the number of shares sufficient for the Exercise of this Warrant or the conversion of the Shares issuable hereunder (a “Share Authorization Failure”) (based on the Exercise Price or conversion price, as the case may be, in effect from time to time), the Company will promptly take all corporate action necessary to increase the authorized share capital of the Company, including, without limitation, calling a special meeting of shareholders and/or any other relevant corporate body to amend the Charter increasing the authorized share capital of the sufficiently high to meet the Company’s obligations under this Section 7. The Company covenants and agrees that upon the Exercise of this Warrant, all Shares issuable upon such Exercise shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any Person.

8. Restrictions on Transfer.

(a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D and exempt from state registration or qualification under applicable state laws. None of the Warrant or the Exercise Shares may be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state laws including, without limitation, a so-called “4(a)(1) and a half” transaction.

(b) Assignment. Subject to Section 8(a), the Holder may sell, transfer, assign, pledge, or otherwise dispose of this Warrant (a “Transfer”), in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Warrant shall be assigned and the respective number of warrants to be Transferred to each transferee. The Company shall effect the Transfer within three (3) Business Days of the satisfaction by a transferring Holder of all requirements of this Warrant for Transfer (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder. For avoidance of doubt, following an IPO Event, in the event Holder notifies the Company that such sale or transfer is a so called “4(a)(1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C that may be relied upon by the Company shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(a)(1) and half” transaction. Notwithstanding the foregoing, any Transfer of this Warrant, in whole or in part while the terms of any such Investor Agreement are applicable to the Holder in its capacity as holder of this Warrant, shall be subject to as a condition of such Transfer the transferee entering into and becoming party, to the same extent as the transferring Holder in its capacity as holder of this Warrant, to (i) the Investor Rights Agreement, (ii) the ROFR Agreement, and (iii) the Voting Agreement, as applicable.

13.

9. Noncircumvention.

The Company hereby covenants and agrees that the Company will not, by amendment of its Charter, bylaws, shareholders agreement or through any reorganization, transfer of assets, consolidation, merger, demerger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times exercise best efforts and good faith to carry out all the provisions of this Warrant and take all action as may be reasonably required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value or the rights or terms of any Shares or of the Common Stock without the prior consent of the Holder, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of this Warrant.

10. Events of Failure; Definition of Black-Scholes Value.

(a) Definition.

The occurrence of each of the following shall be considered to be an “Event of Failure.”

(i) a Delivery Failure occurs, where a “Delivery Failure” shall be deemed to have occurred if the Company fails to issue and deliver Exercise Shares to the Holder within any applicable Delivery Period;

(ii) a Legend Removal Failure occurs, where a “Legend Removal Failure” shall be deemed to have occurred if the Company fails to issue Exercise Shares without a restrictive legend pursuant to the requirements of Section 2, or fails to remove a restrictive legend pursuant to the requirements of Section 2 or fails to remove any IRA Legend at a time when such legend is not required pursuant to the Investor Agreements;

(iii) a Transfer Delivery Failure occurs, where a “Transfer Delivery Failure” shall be deemed to have occurred if the Company fails to deliver a Warrant pursuant to Sections 4 and 8 within any applicable Transfer Delivery Period; or

(iv) a “Registration Failure” occurs.

For purposes hereof, a “Registration Failure” shall have occurred if the Company shall have failed to comply with its obligations to the Holder under Section 2 of the Investor Rights Agreement.

(b) Failure Payments; Black-Scholes Determination. The Company understands that any Event of Failure (as defined above) could result in economic loss to the Holder. In the event that any Event of Failure occurs, as compensation to the Holder for such loss, the Company agrees (as liquidated damages and not as a penalty) to pay on a daily basis to the Holder an amount payable in cash (“Failure Payments”) equal to the amount resulting from the quotient of (A) the amount resulting from the product of (i) eighteen percent (18%) per annum (or the maximum rate permitted by applicable law, whichever is less), multiplied by (ii) the Black-Scholes value (as determined below) of the remaining unexercised portion of this Warrant (without regard to any ownership limitations hereunder) on the date of such Event of Failure (as recalculated on the first Business Day of each month thereafter for as long as Failure Payments shall continue to accrue), where the result of such product is divided by (B) 365, and such amount shall accrue daily from the date of such Event of Failure until the Event of Failure is cured. For purposes of clarification, it is agreed and understood that Failure Payments shall continue to accrue following any Event of Default until the applicable Default Amount is paid in full.

The Company shall satisfy any Failure Payments under this Section pursuant to Section 10(c) below. Failure Payments are in addition to any Warrant Shares that the Holder is entitled to receive upon Exercise of this Warrant.

For purposes hereof, the “Black-Scholes” value of a Warrant shall be determined by use of the Black-Scholes Option Pricing Model using the criteria set forth on Schedule 1 hereto.

(c) Payment of Accrued Failure Payments. The Failure Payment for each Event of Failure shall be paid on or before the fifth (5th) Business Day of each month following a month in which Failure Payments accrued. Nothing herein shall limit the Holder’s right to pursue actual damages (to the extent in excess of the Failure Payments) for the Company’s Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). If a particular Event of Failure results in an Event of Default pursuant to Section 11 hereof, then the Failure Payment, for that Event of Failure only, shall be considered to have been satisfied upon payment to the Holder of an amount equal to the greater of (i) the Failure Payment, or (ii) the Default Amount, payable in accordance with Section 11.

14.

(d) Maximum Interest Rate. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

11. Default.

(a) Events Of Default. Each of the following events shall be considered to be an “Event of Default” unless waived by the Holder:

(i) Failure To Deliver Shares. A Delivery Failure (as defined above) occurs and remains uncured for a period of more than twenty (20) days or at any time, the Company announces or states in writing that it will not honor its obligations to issue Shares to the Holder upon Exercise by the Holder of the Exercise rights of the Holder in accordance with the terms of this Warrant;

(ii) Legend Removal Failure. A Legend Removal Failure (as defined above) occurs and remains uncured for a period of twenty (20) days;

(iii) Transfer Delivery Failure. Transfer Delivery Failure (as defined above) occurs and remains uncured for a period of twenty (20) days;

(iv) Corporate Existence; Major Transaction. (A) The Company has failed to obtain the written agreement of the Successor Entity, or to cause the Successor Entity to take the actions required, pursuant to Section 5(c)(iv) or (B) with respect to a Major Transaction that is to be treated as an Assumption under the terms hereof, the Company has failed to meet the Assumption requirements of Section 5(c)(ii); and

(v) Failure to Effect Registration. With respect to all Registration Failures, a Registration Failure occurs and remains uncured for a period of more than thirty (30) days.

(b) Mandatory Early Termination.

(i) Mandatory Early Termination Amount. If any Events of Default shall occur then, unless waived by the Holder, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holder (the “Default Notice”), the Company shall be obligated to terminate the outstanding amount of this Warrant and pay to the Holder (a “Mandatory Early Termination”), in full satisfaction of its obligations hereunder by delivery of a notice to such effect to the Holder within two (2) Business Days following receipt of the Default Notice, an amount payable in cash (the “Default Amount”) equal to the greater of (1) the Black-Scholes value (as determined in accordance with Section 10(b)) of the remaining unexercised portion of this Warrant (without regard to any ownership limitations hereunder) on the date of such Default Notice and (2) the Black-Scholes value (also as determined in accordance with Section 10(b)) of the remaining unexercised portion of this Warrant (without regard to any ownership limitations hereunder) on the Trading Day immediately preceding the date that the Mandatory Early Termination Amount is paid to the Holder.

The Mandatory Early Termination Amount shall be payable within five (5) Business Days following the date of the applicable Default Notice.

(ii) Liquidated Damages. The parties hereto acknowledge and agree that the sums payable as Failure Payments or pursuant to a Mandatory Early Termination shall give rise to liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly

15.

disproportionate to the probable loss likely to be incurred by the Holder, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

The Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

(c) Posting Of Bond. In the event that any Event of Default occurs hereunder, the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in the amount of 130% of the aggregate Surety Bond Value (as defined below) of all of the Holder’s Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of this Warrant, the Facility Agreement and the Registration Rights Agreement.

“Surety Bond Value,” for the Warrants shall mean 130% of the of the Black-Scholes value of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that such bond goes into effect).

(d) Injunction And Posting Of Bond. In the event that the Event of Default referred to in subsection (c) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Warrant Exercise, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Exercise of all or part of said Warrant shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount, which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

(e) Remedies, Other Obligations, Breaches And Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Facility Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

11. Holder’s Early Terminations.

In the event that the Company does not deliver the Major Transaction Warrant Early Termination Price or the Default Amount, as the case may be, to the Holder within the time period or as otherwise required pursuant to the terms hereof, at any time thereafter the Holder shall have the option, upon notice to the Company, in lieu of early termination, to require the Company to promptly return to the Holder all or any portion of this Warrant that was submitted for early termination or exercise. Upon the Company’s receipt of such notice, (x) the applicable early termination or exercise, as the case may be, shall be null and void with respect to such applicable portion of this Warrant and (y) the Company shall immediately return this Warrant, or issue a new Warrant to the Holder representing the portion of this Warrant that was submitted for early termination or exercise. The Holder’s delivery of a notice voiding an early termination or exercise and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Failure Payments which have accrued prior to the date of such notice with respect to the Warrant subject to such notice.

16.

12. Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

13. Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State. All legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

14. Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security or an affidavit of loss, theft or destruction, reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

15. Notice or Demands.

Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by mail, electronic mail or facsimile per the addresses or numbers, as the case may be, set forth in Section 2 hereof, until another address or number is designated in writing by the Company. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

16. Amendment; Waiver.

The terms and provisions of this Warrant shall not be amended or waived except in a writing signed by the Company and the Holder, provided that the Company and the Required Holders may in writing amend the Warrants on behalf of all of the holders of Warrants.

17.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 2nd day of June, 2014.

KEMPHARM, INC.

By:	/s/ Travis S. Mickle
Name:	Travis C. Mickle
Title:	President and CEO

18.

EXHIBIT A

EXERCISE FORM FOR WARRANT

TO: [            ]

CHECK THE APPLICABLE BOX:

☐	Cash Exercise or Cashless Exercise

The undersigned hereby irrevocably exercises the attached warrant (the “Warrant”) with respect to Shares of Kempharm, Inc., a Delaware corporation (the “Company”), and, if pursuant to a Cashless Exercise, herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

☐	[IF APPLICABLE: The undersigned hereby encloses $ as payment of the Exercise Price.]

☐	[IF APPLICABLE: The undersigned hereby agrees to cancel $ of principal outstanding under Notes of the Company held by the Holder.]

1. The undersigned requests that any stock certificates for such shares be issued free of any restrictive legend, if appropriate, and, if requested by the undersigned, a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.

2. Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

Dated:

Signature

Print Name

Address

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

19.

EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder

desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase              Shares (as defined in the Warrant) of Kempharm, Inc., a Delaware corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint              attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

20.

EXHIBIT C

FORM OF OPINION

            , 20

[            ]

Re: [         ] (the “Company”)

Dear Sir:

[            ] (“[            ]”) intends to transfer              Warrants (the “Warrants”) of the Company to              (“            ”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, we have examined and relied upon the truth of representations contained in an Investor Representation Letter attached hereto and have examined such other documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Warrants by              to              may be effected without registration under the Securities Act, provided, however, that the Warrants to be transferred to              contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Warrants is subject to a stop order.

The foregoing opinion is furnished only to              and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

21.

Schedule 1

Black-Scholes Value

	Calculation Under Section 5(c)(iii)	Calculation Under Section 10(b) or 11(b)

Number of Shares	The number of Warrant Shares subject to such redemption.	The number of Warrant Shares subject to such redemption.

Remaining Term	If the Major Transaction is consummated prior to the IPO Event, the number of days from the earlier of (i) the date of execution of a definitive agreement with respect to such Major Transaction and (ii) the date of the Major Transaction Notice, until the last date on which the Warrant may be Exercised; if the Major Transaction is consummated after the IPO Event, the number of calendar days from the earlier of (x) date of public announcement of the Major Transaction and (y) the date of the Major Transaction Notice, until the last date on which the Warrant may be Exercised.	Number of calendar days from date of the Event of Failure until the last date on which the Warrant may be exercised.

Interest Rate	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the Remaining Term.	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the Remaining Term.

Cost to Borrow	Zero	Zero

Volatility	60%	60%

Stock Price	Pre-IPO Event	The Volume Weighted Average Price of a shares of Common Stock on the date of such calculation (if following the Mandatory Conversion Time) and the Fair Market Value of an Applicable Share at the time of such calculation (if prior to the Mandatory Conversion Time).
(A) Cash-Out Major Transaction; Cash Portion of Mixed Major Transaction

The greater of (i) the amount of cash payable or distributable per Applicable Share pursuant to the terms of the Charter in connection with such Major Transaction and (ii) the per share amount of cash consideration payable per Applicable Share in connection with such Major Transaction.

“Applicable Share” means (1) following the Mandatory Conversion Time, a share of Common Stock and (2) prior to the Mandatory

22.

Conversion Time, whichever of (x) and (y) would result in a greater calculation where (x) is a share of Series D Preferred Stock and (y) is a number of shares of Common Stock equal to the prevailing Per Share Underlying Common Amount.

“Mixed Major Transaction” means a Major Transaction in which the consideration payable to holders of Applicable Shares consists partially of cash and partially of securities of a Successor Entity (and potentially other non-cash property).

(B) Non-Cash Major Transaction; Non-Cash Portion of Mixed Major Transaction

The greater of (i) the Fair Market Value of the shares of such Successor Entity and the other property (other than cash) payable or distributable per Applicable Share pursuant to the terms of the Charter in connection with such Major Transaction and (ii) the sum of (A) the Fair Market Value of the property (excluding cash and shares of such Successor Entity) payable per Applicable Share in connection with such Major Transaction and (B) the number of shares of such Successor Entity issuable in such Major Transaction per Applicable Share multiplied by (x) in the case of publicly-traded shares of a Publicly Traded Successor Entity, the greater of (1) closing price per share of common stock of such Publicly Traded Successor Entity on the principal market on which such common stock is traded or listed (the “Successor Closing Market Price”) as of the date immediately preceding the first public announcement of the Major Transaction, (2) the Successor Closing Market Price on the trading day immediately preceding the date on which a Major Transaction is consummated and (3) the first Successor Closing Market Price following the first public announcement of a Major Transaction or (y) in the case of shares of a non-publicly traded Successor Entity (or non-publicly-traded shares in a transaction with a publicly-traded Successor Entity), the Fair Market Value for each share of the Successor Entity issuable or distributable in such Major Transaction. In the event of a Major Transaction with a Private Successor Entity that is not a Cash-Out Major Transaction and that is being treated as a redemption hereunder, the Company shall cause the Successor Entity to provide the Holder with appropriate and reasonable access to information (subject to execution by the Holder of a non-disclosure agreement in customary and reasonable form) to determine the Fair Market Value of its shares as per this Schedule and to submit any dispute with the Holder as to such determination to a dispute resolution similar to that provided in Section 3(b) hereof.

“Non-Cash Major Transaction” means a Major Transaction in which the consideration payable to holders of Applicable Shares in connection with such Major Transaction includes securities of a Successor Entity, but does not include cash.

(C) All Other Major Transactions (Pre-IPO Event). The Fair Market Value of a Warrant Share on the date of such calculation.

Post-IPO Event:

The greater of (1) the closing price of the Common Stock on NASDAQ, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed (the “Closing Market Price”) on the trading day immediately preceding the date on which a Major Transaction is consummated, (2) the first Closing Market Price following the first public announcement of a Major Transaction, (3) the Closing Market Price as of the date immediately preceding the first public announcement of the Major Transaction or (4) the amount of any consideration payable per Applicable Share in such Major Transaction. In the event such calculation is made prior to the Mandatory Conversion Time and the Warrant is then Exercisable for shares of Series D Preferred Stock, such prices described in (1), (2) and (3) shall be multiplied by the Per Share Underlying Common Amount.

Dividends	Zero.	Zero

Strike Price	The Exercise Price (as defined in Section 3(a)).	The Exercise Price (as defined in Section 3(a).